                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        ---------------------------------

                                   FORM 8-K/A
                                 Amendment No. 2
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        ---------------------------------


       Date of Report (Date of earliest event reported): October 10, 1997



                             AREMISSOFT CORPORATION
                       [formerly Juno Acquisitions, Inc.]
             (Exact name of registrant as specified in its charter)




           State of
             Nevada                       33-81666                13-3690905
  (State or other jurisdiction      (Commission File Number)    (IRS Employer
of incorporation or organization)                            Identification No.)


                     60 Bishopsgate, London EC2N 4AJ England
                 (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code: 011-44-171-3091500

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        a.     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               1. Financial statements of LK Global Information Systems, BV, are attached hereto and amend and restate those financials filed with the Company's Form 8-K/A filed on February 27, 1998.

        c.     EXHIBITS.

               2.1 Copy of the Plan and Agreement of Reorganization and Addendum thereto (1)

-------------------

(1) Incorporated by reference to the Company's Form 8-K filed October 27, 1997.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE:  June 30, 1998                        AREMISSOFT CORPORATION
                                            [FORMERLY JUNO ACQUISITIONS, INC.]


                                            /s/ L.K. KYPRIANOU
                                            ------------------------------------
                                            Dr. Lycourgos K. Kyprianou
                                            Chief Executive Officer

                        LK GLOBAL INFORMATION SYSTEMS BV
                                AND SUBSIDIARIES

                        Consolidated Financial Statements
                                 for years ended
                     December 31, 1996 and December 31, 1995

                   Index to Consolidated Financial Statements



Independent Auditors' Report                                                 1

Consolidated Balance Sheet                                                   2

Consolidated Statement of Operations                                         3

Consolidated Statement of Changes in Stockholders' Equity (Deficit)          4

Consolidated Statement of Cash Flows                                         5

Notes to Consolidated Financial Statements                                   6

                          Independent Auditors' Report



To the Board of Directors and Stockholders
LK Global Information Systems BV

We have audited the accompanying consolidated balance sheets of LK Global Information Systems BV and Subsidiaries as of December 31, 1996 and 1995, and the consolidated statement of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 1996 and December 31, 1995 which have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. Dollars. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with UK auditing standards, which do not differ materially from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LK Global Information Systems BV and Subsidiaries at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and December 31, 1995, in conformity with accounting principles generally accepted in the United States.

As described in note 1a to the consolidated financial statements, the Group has restated its previously issued 1996 and 1995 consolidated financial statements.




London                                             PANNELL KERR FORSTER
June 30, 1998                                      Chartered Accountants

                        LK GLOBAL INFORMATION SYSTEMS BV
                                AND SUBSIDIARIES

                           Consolidated Balance Sheet

                                     Assets

                                                                                                   December 31
                                                                                            1996                 1995
                                                                                            ----                 ----

Current assets
        Cash and cash equivalents                                                      $    866,635         $    254,991
        Accounts receivable - net                                                        11,016,940           10,458,351
        Other receivables                                                                   253,764              911,901
        Inventory (note 1)                                                                1,283,309              694,293
        Prepaid expenses                                                                  1,147,019            1,929,445
        Property held for sale                                                              136,904              147,250
                                                                                       ------------         ------------

                             Total current assets                                        14,704,571           14,396,231

Property and equipment - net (notes 1 and 2)                                              2,385,602            2,273,988

Purchased and developed software - net of accumulated amortization of
         $5,912,093 and $3,043,275 at December 31, 1996 and 1995,
         respectively (notes 1 and 3)                                                       334,473            2,112,314
Intangible assets - net of accumulated amortization of $13,240,853 and
         $6,380,270 at December 31, 1996 and 1995, respectively (notes 1 and 3)           1,023,590            3,946,900
                                                                                       ------------         ------------

                                            Total assets                               $ 18,448,236         $ 22,729,433
                                                                                       ============         ============

                           Liabilities and Stockholders' Equity (Deficit)

Current liabilities
        Accounts payable                                                               $  3,593,148         $  2,740,174
        Accrued taxes payable                                                             3,827,949            1,806,719
        Other accrued expenses                                                            4,633,051            7,785,489
        Bank loans and overdrafts (notes  4 and 5)                                        6,490,068            4,320,876
        Deferred maintenance revenue (note 1)                                            11,595,983            5,987,099
                                                                                       ------------         ------------

                             Total current liabilities                                   30,140,199           22,640,357

Long-term debt (note 5)                                                                  13,408,097           12,453,645
                                                                                       ------------         ------------

               Total liabilities                                                         43,548,296           35,094,002
                                                                                       ------------         ------------

Stockholders' equity
        Ordinary shares, NLG100 par value, authorized 200,000 shares,
           issued and outstanding 85,400                                                  6,068,307            6,068,307
        Additional paid-in capital                                                        5,305,030                   --
        Accumulated (deficit)                                                           (33,754,571)         (18,451,584)
        Foreign currency translation adjustment (note 1b)                                (2,718,826)              18,708
                                                                                       ------------         ------------

                             Total stockholders' equity (deficit)                       (25,100,060)         (12,364,569)
                                                                                       ------------         ------------

                                                                                       $ 18,448,236         $ 22,729,433
                                                                                       ============         ============

See notes to consolidated financial statements

                        LK GLOBAL INFORMATION SYSTEMS BV
                                AND SUBSIDIARIES

                      Consolidated Statement of Operations


                                                                                 For Year Ended
                                                                                   December 31

                                                                            1996                 1995
                                                                        ------------         ------------

Revenue (note 1)                                                        $ 34,432,401         $ 21,421,773

Cost of revenue (note 1f)                                                 15,034,636           10,812,993
                                                                        ------------         ------------

                             Gross profit                                 19,397,765           10,608,780
                                                                        ------------         ------------

Expenses
        General and administrative                                        26,710,899           20,448,844
        Distribution costs                                                   485,339              232,610
        Amortization of intangible assets (note 1h)                        5,648,766            3,175,121
                                                                        ------------         ------------

                             Total expenses                               32,845,004           23,856,575
                                                                        ------------         ------------

                             Loss from operations                        (13,447,239)         (13,247,795)

Interest income (expense)
        Interest expense (notes 4 and 5)                                  (1,916,873)          (1,289,501)
        Interest income                                                       11,079                5,425
                                                                        ------------         ------------

                             Loss before income tax                      (15,353,033)         (14,531,871)

Income tax (benefit) expense (notes 1 and 7)                                 (50,046)              36,782
                                                                        ------------         ------------

                              Net loss                                 $(15,302,987)        $(14,568,653)
                                                                        ------------         ------------






See notes to consolidated financial statements.

                        LK GLOBAL INFORMATION SYSTEMS BV
                                AND SUBSIDIARIES

       Consolidated Statement of Changes in Stockholders' Equity (Deficit)
                 For the Years Ended December 31, 1996 and 1995


                                                 Ordinary Shares
                                                                                                Foreign
                                                                 Additional                     Currency          Total
                                                                  Paid-in     Accumulated      Translation     Stockholders'
                                      Shares      Amount          Capital      (Deficit)       Adjustment     Equity (Deficit)
                                      ------      ------         ----------   ------------     ------------   ----------------


Balance, December 31, 1994            85,400      $6,068,307            --    $(3,882,931)      $      --    $  2,185,376

   (note 1)

Net (loss) for the year ended             --             --             --    (14,568,653)             --     (14,568,653)
   December 31, 1995

Foreign currency translation
    adjustment                            --             --             --             --          18,708          18,708
                                 ------------   ------------   ------------    ------------    ------------    ------------


Balance, December 31, 1995            85,400      6,068,307             --    (18,451,584)         18,708     (12,364,569)

Shareholder contribution                  --             --      5,305,030             --              --       5,305,030

Net (loss) for the year ended             --             --             --    (15,302,987)             --     (15,302,987)
   December 31, 1996

Foreign currency translation
     adjustment                           --             --             --             --      (2,737,534)     (2,737,534)
                                 ------------   ------------   ------------    ------------    ------------    ------------


Balance, December 31, 1996            85,400   $  6,068,307   $  5,305,030   $(33,754,571)   $ (2,718,826)    (25,100,060)
                                ------------   ------------   ------------    ------------    ------------    ------------


    See notes to consolidated financial statements

                        LK GLOBAL INFORMATION SYSTEMS BV
                                AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows



                                                                                      For Year Ended
                                                                                        December 31

                                                                                  1996              1995
                                                                                  ----              ----
   Cash flows from operating activities
        Net (loss)                                                           $(15,302,987)      $(14,568,653)
        Adjustments to reconcile net (loss) to net cash
         provided (used) by operating activities
               Depreciation and amortization                                      958,448            344,624
               Amortization and write-off of capitalized software
                and intangible assets                                           7,975,249          5,548,614
               Changes in assets and liabilities, net of acquisitions
                  Accounts receivable                                           1,106,140         (5,090,779)
                     Other receivables                                            831,748            (30,278)
                     Inventory                                                   (477,482)            74,409
                  Prepaid expenses                                                653,324           (365,081)
                  Accounts payable and accrued expenses                           421,537          1,034,270
                  Deferred maintenance revenue                                 (1,289,613)         4,098,890
                  Accrued taxes payable                                         1,679,021            753,886
                  Other accrued expenses                                        2,190,871          2,062,203
                                                                             -------------      ------------

                             Net cash (used) by operating activities           (1,253,744)        (6,137,895)
                                                                             ------------       ------------

Cash flows from investing activities
        Purchases of property and equipment                                    (1,130,066)          (494,828)
        Capitalized software and development costs                               (222,897)          (513,825)
        Payments for acquisitions, net of cash acquired                        (3,256,163)        (7,526,733)
        Disposals of equipment and motor vehicles                                 549,339            166,774
                                                                             ------------       ------------


                             Net cash (used) in investing activities           (4,059,787)        (8,368,612)
                                                                             ------------       ------------

Cash flows from financing activities
        Proceeds from issuance of common stock/shareholder contribution         5,305,030                 --
        Long-term borrowings                                                    1,936,336         13,474,538
        Payments on long-term borrowings                                       (1,732,243)          (268,021)
        Principal payments on capital lease obligations                          (353,214)          (245,647)
        Bank overdraft                                                          1,301,430          1,817,900
                                                                             ------------       ------------


                           Net cash provided by
                            financing activities                                6,457,339         14,778,770
                                                                             ------------       ------------
                           Net increase in cash and cash
                             equivalents                                        1,143,808            272,263

Exchange adjustment                                                              (532,164)           (17,272)
Cash and cash equivalents, at start of year                                       254,991                 --
                                                                             ------------       ------------

Cash and cash equivalents, at end of year                                    $    866,635       $    254,991
                                                                             ------------       ------------

Supplemental disclosure
        Cash paid during the year for interest                               $  1,886,422       $    974,676
                                                                             ------------       ------------



See notes to consolidated financial statements

                        LK GLOBAL INFORMATION SYSTEMS BV
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                     December 31, 1996 and December 31, 1995


Note 1 - Description of company and summary of significant accounting policies

a.  Background and restatement

The principal activity of LK Global Information Systems BV (the Company) and its Subsidiaries (collectively "The Group") is the development of computer software and the supply of software and services, which when combined with third party hardware, provide complete computer solutions to the Group's customer base across a number of discrete market sectors principally within the United Kingdom.

In connection with the formation of LK Global Information Systems BV in March 1995, the shareholder of LK Global Information Systems (UK) Plc exchanged all of the ordinary shares of the latter for 85,000 NLG100 par value ordinary shares of LK Global Information Systems BV. This exchange between LK Global Information Systems BV and LK Global Information Systems (UK) Plc was accounted for at book value since the exchange of shares was between enterprises under common control and the financial statements have been stated in a manner similar to a pooling of interests.

On October 10, 1997 LK Global Information Systems BV was acquired by Juno Acquisitions Inc. which has subsequently changed its name to AremisSoft Corporation. In connection with the preparation of the consolidated financial statements of AremisSoft Corporation ("AremisSoft") for the first reporting period subsequent to its acquisition of the Company, management discovered certain accounts included in the previously issued financial statements were not in accordance with the Group's prescribed accounting policies. Accordingly management has restated its 1996 and 1995 financial statements as follows:


                                              As Previously
                                                 Reported             As Restated
                                                 --------             -----------

Revenues
    1996                                     $   35,015,853       $   34,432,401
    1995                                         22,955,830           21,421,773

Cost of Revenue
    1996                                         13,076,760           15,034,636
    1995                                         10,924,456           10,812,993

General and Administrative expenses
    1996                                         23,889,939           26,710,899
    1995                                         19,444,575           20,448,844

Amortization of intangible assets
    1996                                          4,808,982            5,648,766

Net loss
    1996                                        (9,100,915)         (15,302,987)
    1995                                       (12,141,790)         (14,568,653)

Purchased and developed software costs
    1996                                          9,383,515            6,246,566
    1995                                          6,159,862            5,155,589

Stockholders' (deficit)
    1996                                       (15,613,852)         (25,100,060)
    1995                                        (9,937,706)         (12,364,569)

                        LK GLOBAL INFORMATION SYSTEMS BV
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                     December 31, 1996 and December 31, 1995


b.  Basis of presentation

The consolidated financial statements include the accounts of LK Global Information Systems BV and its wholly-owned subsidiaries. Where subsidiaries are acquired or disposed of during the year, results are included from the date of acquisition or to the date of sale. All intercompany accounts and transactions were eliminated in consolidation.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and have been prepared in U.S. dollars. These consolidated financial statements have been translated from the functional currency (British pound) to U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 - "Foreign Currency Translation". Under this statement assets and liabilities are translated at year end rates and income and expenses are translated at average rates.

c.  Revenue recognition

The Group recognizes revenue from the sale of software and hardware systems at the time of the installation of the system, provided no significant obligations remain and collection of the resulting receivable is deemed probable. Revenue from add-on hardware sales is recognized when the hardware is shipped to the customer. Revenue related to service contracts is recognized ratably over the lives of the contracts. Consulting and specialized software development revenue is recognized in accordance with the terms of the contract.

d.  Cash and cash equivalents

Cash and cash equivalents consist of highly liquid investments with insignificant interest rate risk and original maturities of three months or less. They are carried at cost which approximates market value.

e.  Inventory

Inventory comprises principally goods held for resale and engineering spares. Goods for resale are stated at the lower of cost and net realizable value. Cost is determined on a first-in first-out basis, and includes all direct costs incurred and attributable production overheads. Net realizable value is based on estimated selling price allowing for all further costs of completion and disposal. Engineering spares are valued at cost and are depreciated over a three year period.

The balance in inventory at December 31, 1996 and 1995 is summarized as follows:


                                                    1996             1995
                                                    ----             ----

Finished goods held for resale              $    498,389    $     404,576
Engineering spares                               784,920          289,717
                                            ------------    -------------

                                            $  1,283,309    $     694,293
                                            ------------    -------------

f.  Capitalized software development costs

The Group capitalizes the qualifying costs of developing its software products. Capitalization of costs requires that technological feasibility has been established. Development costs incurred prior to the establishment of technological feasibility are expensed as incurred. When the software is fully documented and available for unrestricted sale, capitalization of development costs ceases, and amortization commences and is computed on a product-by-product basis, based on either a straight-line basis over the economic life of the product or the ratio of current gross revenues to the total current and anticipated future gross revenues, whichever is greater. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies.

Realization of capitalized software costs is subject to the Group's ability to market its software products in the future and generate cash flows sufficient to support future operations. Capitalized software costs totalled $362,367 and $126,323 at December 31, 1996 and 1995, respectively. Amortization of capitalized software costs totalled $25,428 and $0 during the years ended December 31, 1996 and 1995, respectively, and is included in cost of revenue in the accompanying consolidated statement of operations.

                        LK GLOBAL INFORMATION SYSTEMS BV
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                     December 31, 1996 and December 31, 1995

g.  Purchased software

The Group capitalizes as Purchased Software the costs associated with software products either purchased from other companies for resale or developed by other companies under contract with the Group. The cost of the software is amortized on the same basis as capitalized software development costs. The amortization period is re-evaluated quarterly with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies. Purchased software costs totalled $5,884,199 and $5,029,266 at December 31, 1996 and 1995, respectively. Amortization of purchased software costs totalled $2,301,055 and $2,373,493 during the years ended December 31, 1996 and 1995, respectively, and is included in cost of revenue in the accompanying consolidated statement of operations.

h.  Intangible assets

Intangible assets have been derived from the excess of cost over the fair value of net assets acquired and is being amortized over the period from which it is considered a benefit will be obtained from the business acquired. Such excess amounts have been attributed to customer lists which is amortized over 1 to 3 years depending on the circumstances of the company acquired and to the management team acquired whereby amortization is estimated by the directors to be over 4 to 5 years.

i.  Property and equipment

Depreciation is provided so as to write down the cost of property and equipment to their estimated residual value over their expected useful lives. The principal annual depreciation rates and methods of calculation are as follows:


Leasehold improvements             - over the lease term
Fixtures and equipment             - 20% - 33% per annum on cost
Motor vehicles                     - 25% per annum on cost

j.  Impairment of long lived assets

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market or discounted cash flow value is required. The Group made certain acquisitions in 1995 on the assumption that further funding would be made available by the bankers. This was not forthcoming and consequently the Group was unable to develop the Financial arm of the business as originally anticipated. All purchased and developed software relating to this business has therefore been written off. Accordingly, during 1995 the company wrote off $387,500 of purchased and developed software. Additionally in 1996 the Group were forced to replace the management team in the Healthcare business and hence the related intangible asset was written off. The Group therefore wrote off an additional $505,194 of intangible assets in 1996 over and above the normal amortization that would have been charged had this event not occurred. Such amounts are included in cost of revenue and amortization of intangible assets.

k.  Income taxes

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to carryforward losses and differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recorded at their likely realizable amount.

l.  Foreign currency translation

Although the Group's functional currency is the British pound, some transactions are made in different currencies. Foreign currency transactions are converted into local currency at the rate of exchange prevailing at the date of the transactions.

m.  Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        LK GLOBAL INFORMATION SYSTEMS BV
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    December 31, 1996 and December 31, 1995
                                                                               9


Note 2 - Property and equipment

Property and equipment is summarized as follows:

                                                            December 31
                                                            -----------

                                                        1996           1995
                                                    ----------      ----------

Fixtures and equipment                              $4,778,995      $2,178,926
Motor vehicles                                         604,960       1,233,808
Leasehold improvements                                 293,765         265,069
                                                    ----------      ----------

                                                     5,677,720       3,677,803
Less accumulated depreciation and amortization       3,292,118       1,403,815
                                                    ----------      ----------
                                                    $2,385,602      $2,273,988
                                                    ==========      ==========

Depreciation and amortization expense amounted to $958,448 and $344,624 for the years ended December 31, 1996 and December 31, 1995, respectively.

The Group leases equipment under long-term lease agreements which are classified as capital leases. Equipment and motor vehicles includes the following leased property:

                                            December 31
                                       1996             1995
                                    ----------      ----------


Equipment and motor vehicles        $  110,819      $1,047,800
Less accumulated amortization           59,557         417,799
                                    ----------      ----------

                                    $   51,262      $  630,001
                                    ----------      ----------

Note 3 - Business combinations

The principal acquisitions and their effective dates were as follows:

- during the year ended December 31, 1995

  LK Global Information Systems (UK) Plc                March 31, 1995 (note 1a)
  LK Global Manufacturing Systems (UK) Limited          March 31, 1995
  Timemaster Systems Limited                            September 12, 1995
  Briter Computer Systems Limited                       October 3, 1995
  Advanced Medical Computer Systems Limited             October 16, 1995
  LK Global Information Systems (India) Pte Limited     December 31, 1995

- during the year ended December 31, 1996

  LK Global Information Systems (Cyprus) Limited
   and its subsidiaries                                 September 30, 1996
  Online Applications Inc                               October 23, 1996

In all cases the Group acquired all of the outstanding stock of the company. All of the companies are involved with the development of computer software and the supply of software and services.

                        LK GLOBAL INFORMATION SYSTEMS BV
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                     December 31, 1996 and December 31, 1995


Note 3 - Business combinations (cont.)

The estimated fair values of assets and liabilities of these acquisitions and the consideration paid are summarized as follows:

                                                               1996             1995
                                                          -----------       -----------
Current assets  (including cash of $88,539 in 1996
and $503,786 in 1995)                                     $   423,796       $ 3,078,114
Property and equipment                                        345,652         1,417,002
Software development costs and intellectual property          331,564         3,971,985
Accounts payable and accruals                                (581,366)       (3,777,133)
Intangible assets                                           2,862,581         4,322,507
                                                          -----------       -----------

                                                          $ 3,382,227       $ 9,012,475
                                                          ===========       ===========


The consideration paid consists of the following:

Cash consideration                                         $3,302,660       $ 7,997,969
Deferred consideration                                         37,525           981,956
Related acquisition costs                                      42,042            32,550
                                                          -----------       -----------
                                                           $3,382,227       $ 9,012,475
                                                          ===========       ===========

The operating results of these acquisitions are included in the Group's consolidated statement of operations from the dates of acquisition. No pro forma data reflecting the Group's results of operations as if these acquisitions occurred at the beginning of each period has been provided as the directors consider that this would be meaningless in light of the write down of purchased software and intangible assets.

Note 4 - Bank loans and overdrafts

The Group's bank loans and overdrafts are due on demand with interest payable at a rate varying with LIBOR.


Note 5 - Long-term debt

The Group's bank loans mature on March 31, 2002 and bear interest at a rate varying with LIBOR. Future minimum principal payments due are as follows:

                                                                  December
                                                            1996            1995
                                                       -----------      -----------
                        1996                           $        --      $ 1,526,139
                        1997                             2,103,067        1,546,193
                        1998                             3,777,721        2,903,728
                        1999                             3,279,090        2,599,831
                        2000                             2,820,561        2,170,000
                        2001                             1,799,110        1,550,000
                        Thereafter                       1,711,300        1,550,000
                                                       -----------      -----------

                                                       $15,490,849      $13,845,891


Various capital lease obligations with interest rates
varying from 9.4% to 21.3% at December 31, 1996
maturities through June 1998, repayable in monthly
instalments and secured by the related equipment:           88,765          400,320
                                                       -----------      -----------

                                                       $15,579,614      $14,246,211

Current portion of long term debt                        2,171,517        1,792,566
                                                       -----------      -----------

                                                       $13,408,097      $12,453,645
                                                       -----------      -----------

                        LK GLOBAL INFORMATION SYSTEMS BV
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                     December 31, 1996 and December 31, 1995



Note 6 - Commitments

Operating leases

The Group leases equipment and motor vehicles under non-cancellable operating leases which expire on various dates through 2002. Required future minimum rents to be paid are as follows:


1997                      $    237,681
1998                           764,142
1999                           333,519
2000                           151,707
2001 and thereafter            200,515
                            ----------
                          $  1,687,564
                          ============

Rent expense for the years ended December 31, 1996 and December 31, 1995 amounted to $1,629,113 and $802,630, respectively.

Guarantees

The Company and its UK subsidiaries are subject to two cross guarantees, one guaranteeing the liabilities of the UK trading subsidiaries and the other, the liabilities of the Company. Both guarantees place fixed and floating charges over substantially the whole of the Company's and subsidiaries' assets and undertakings, the priority of the security granted being regulated by an Intercreditor Deed.

Employee benefit plans

The Group has various defined contribution retirement plans for qualified employees. Contributions made under the plans totalled $298,273 and $191,716 in 1996 and 1995, respectively.


Note 7 - Income tax

The income tax (benefit of) expense is summarized as follows:


                                              1996               1995
                                              ----               ----
Current                                    $ (50,046)         $  36,782

The Group's subsidiaries are not resident in the United States for tax purposes. The Group made acquisitions during both 1996 and 1995 and the income tax (benefit of) expense has principally arisen in relation to adjustments for prior periods.


                                               1996              1995
                                               ----              -----
Statutory tax (at 31%)                     $(4,759,000)       $(4,505,000)
Non deductible expenses                      2,600,000          2,831,000
Valuation allowance on operating loss        2,159,000          1,674,000
Other prior period adjustments                 (50,046)            36,782
                                           -----------        -----------

Income tax (benefit) expense               $   (50,046)       $    36,782
                                           -----------        -----------


At December 31, 1996 the Group had approximately $11,700,000 of net operating loss carryforwards. These losses will not expire at any particular time provided the Group does not change its principal activity or cease trading. The Group has fully reserved the tax benefits of these operating losses because the likelihood of realization cannot be determined.